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                                                          EXHIBIT 10.2


           FIRST AMENDMENT TO INTERSPEED, INC. 1997 STOCK OPTION PLAN


     As adopted by the Board of Directors of Interspeed, Inc. on June 16, 1999

     The number of shares of stock subject to the 1997 Stock Option Plan (the "Plan") in the first sentence of Section 1 of the Plan is hereby increased from four hundred thousand (400,000) to four hundred ninety-seven thousand (497,000).